                                                                   EXHIBIT 10.20

================================================================================



                            ASSET PURCHASE AGREEMENT




                            dated as of May 12, 2003

                                 by and between




                               COMMUNITY CARE PLAN
                             a Michigan corporation




                                       and


                       MOLINA HEALTHCARE OF MICHIGAN, INC.
                             a Michigan corporation







================================================================================

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS ..................................................       1
   1.1    Definitions ..................................................       1
   1.2    Other Definitional Provisions ................................       3
ARTICLE II PURCHASE AND SALE OF ASSETS .................................       4
   2.1    Transfer of Assets ...........................................       4
   2.2    Purchase Price and Payment ...................................       4
   2.3    Assumption of Obligations ....................................       4
   2.4    Purchase Price Allocation ....................................       5
   2.5    The Closing ..................................................       5
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ...................       5
   3.1    Organization and Authority ...................................       5
   3.2    True and Complete Copies .....................................       5
   3.3    Liens ........................................................       5
   3.4    Approval and Consents ........................................       6
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER .....................       6
   4.1    Organization and Authority ...................................       6
   4.2    Approvals and Consents .......................................       6
   4.3    Brokers and Finders ..........................................       6
   4.4    Financial Capacity ...........................................       7
   4.5    No Other Representatives .....................................       7
ARTICLE V CLOSING CONDITIONS ...........................................       7
   5.1    Conditions to the obligations of the parties .................       7
   5.1.1  Consent and Govermental Approvals ............................       7
   5.1.2  Assignment and Assumption Agreement ..........................       7
   5.2    Conditions to the Obligations of Buyer .......................       7
   5.2.1  Representations and Warranties True at Closing ...............       7
   5.2.2  Obligations Performed by Seller ..............................       8
   5.2.3  No Action to Prevent Completion ..............................       8
   5.2.4  Certificate ..................................................       8
   5.3.   Conditions to the Obligations of Seller ......................       8

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

   5.3.1  Payment of Purchase Price ....................................       8
   5.3.2  Representations and Warranties True at Closing ...............       8
   5.3.3  Obligations Performed by Buyer ...............................       8
   5.3.4  No Action to Prevent Completion ..............................       8
   5.3.5  Certificate ..................................................       8
ARTICLE VI PRE-CLOSING AND POST-CLOSING COVENANTS ......................       8
   6.1    Conduct of Business Before Closing ...........................       9
   6.2    Transition Services Agreement ................................       9
ARTICLE VII ADDITIONAL AGREEMENTS ......................................       9
   7.1    Hiring of Certain Employees ..................................       9
   7.2    Consents And Efforts .........................................      10
   7.3    Misc. Disclosures ............................................      10
ARTICLE VIII TERMINATION ...............................................      10
   8.1    Mutual .......................................................      10
   8.2    Unilateral ...................................................      10
ARTICLE IX MISCELLANEOUS ...............................................      10
   9.1    Expenses .....................................................      10
   9.2    Notices ......................................................      10
   9.3    Entire Agreement .............................................      11
   9.4    Amendment ....................................................      12
   9.5    Assignment ...................................................      12
   9.6    Prorations ...................................................      12
   9.7    Governing Law; Jurisdiction ..................................      14
   9.8    Counterparts .................................................      14
   9.9    Enforcement ..................................................      14
   9.10   No Third Party Beneficiaries .................................      14
   9.11   Further Assurances and Records ...............................      14
   9.12   Books, Records and Employees .................................      14
   9.13   Time is of the Essence .......................................      14
   9.14   Arbitration ..................................................      14

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

   9.15   No Set-Off ...................................................      15
   9.16   Public Announcements .........................................      15
   9.17   Indemnity ....................................................      15
   9.18   Waivers ......................................................      15
   9.19   Captions .....................................................      15
   9.20   Effective Date ...............................................      15
   9.21   Confidentiality ..............................................      15
   9.22   Closing Conclusive Evidence ..................................      16
   9.23   No Survival of Representations and Warranties ................      16

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated as of May 12, 2003, is entered into by and between COMMUNITY CARE PLAN, a Michigan corporation ("Seller") and MOLINA HEALTHCARE OF MICHIGAN, INC., a Michigan corporation ("Buyer"). Seller and Buyer are referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS
                                    --------

     WHEREAS, Seller is licensed in the State of Michigan to operate a health maintenance organization under the State of Michigan Insurance Code (Act 218 of 1956, Chapter 35) as amended, and the regulations promulgated thereunder (the "Act"), and Seller operates a separate product division through which Seller arranges for the provision of health care services to individuals in the State of Michigan who are eligible for benefits under the State of Michigan Medicaid Program (the "Medicaid Business").

     WHEREAS, Seller desires and is empowered to sell, assign, transfer, convey and deliver certain of its assets used and related to the Medicaid Business to Buyer, and Buyer desires and is empowered to purchase, assume, accept and take from Seller all of Seller's rights, title and interest in and to those certain assets relating to the Business, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations, and warranties contained herein and other good and valuable consideration, Seller and Buyer, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.1  Definitions. When used in this Agreement, these terms have these
          -----------
meanings:

          "Acquired Assets" means all of Seller's right, title and interest under the Medicaid Contract related to periods of time after the Closing Date, and no other assets of any kind of Seller. Without limitation to the foregoing, the "Acquired Assets" do not include, and Buyer has no right to, any amount of cash or its equivalent of Seller, including, without limitation, any statutory surplus amounts, or any deposits of Seller with the State of Michigan, and do not include any rights or Liabilities arising under the Medicaid Contract related to periods of time on or before the Closing Date or the operation of Seller's business on or before the Closing Date.

          "Acquisition" means the assignment, sale and purchase of the Acquired Assets and the assumption of the Assumed Obligations pursuant to this Agreement.

          "Affiliate" means, with respect to any specified Person, a Person controlled by, under common control with, or controlling such Person. For purposes of this definition, "control" of a Person means the possession, direct or indirect, of the power to vote ten percent (10%) or more of the voting securities of such Person.

          "Assumed Obligations" means all the Liabilities and obligations of Seller arising under the Medicaid Contract relating to any event or period after the Closing Date. Seller will retain all the Liabilities and obligations arising under the Medicaid Contract relating to any event or period on or before the Closing Date.

          "Books and Records" means all books and records relating to the Acquired Assets, including, but not limited to, account information, Enrollee information, broker information and other information, documents and records.

          "Business Day" means any day other than a Saturday or Sunday or any other day on which commercial banks located in the State of Michigan generally are authorized to close for business other than the retail depository business.

          "Closing" means the closing of the assignment, sale and purchase of the Acquired Assets on the Closing Date, in accordance with and subject to
Article II and all of the terms and conditions of this Agreement.

          "Closing Date" means the date on which the Closing occurs.

          "DCH" means the Michigan Department of Community Health.

          "Effective Date" shall have the meaning set forth in Section 9.20.

          "Enrollees" means those beneficiaries enrolled in the State of Michigan Medicaid Program who have been assigned to or selected Seller to receive health benefits pursuant to the Medicaid Contract.

          "Exhibits" means the Exhibits attached hereto by Seller and Buyer which form part of this Agreement.

          "Governmental Authority" means the government of the United States of America or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including quasi-governmental entities established to perform such functions.

          "Governmental Authorizations" means the licenses, permits, approvals and other authorizations required by law or any Governmental Authority to be held by a Person in order to take assignment of and administer the Acquired Assets.

          "Laws" means all applicable federal, state, local and other laws, statutes, ordinances, rules, regulations, and judicial or administrative orders, judgments, promulgations and decisions.

          "Liability" or "Liabilities" means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

          "Lien" means all, with respect to any given assets or properties, encumbrances, defects of title, deeds of trust, security agreements, pledges, liens, conditional sales agreements, claims, restrictions, charges, options, leases, subleases, encroachments, covenants, easements and/or rights of third parties of every kind and character arising or existing by operation of law, by judicial decree or judgment or arbitral decision, by contract or otherwise, accrued or fixed, absolute or contingent, known or unknown, determined or determinable and whether or not whenever arising, including, but not limited to, those evidenced by contracts, agreements, leases, indentures, deeds of trust, and security, conditional sale and other title retention agreements; provided, however, that the term "Lien" shall not include any obligations, responsibilities or Liability imposed by the terms of the Medicaid Contract or otherwise imposed with respect to the Medicaid Business or the Medicaid Contract by applicable Law or by a Governmental Authority.

          "Medicaid Contract" means the Comprehensive Health Care Services contract between the State of Michigan and Seller, Contract No.: 071B, effective October 1, 2000, a copy of which is attached hereto as Exhibit C, and any amendments or replacement issued by the State of Michigan thereto.

          "OFIS" means the Michigan Office of Financial and Insurance Services.

          "Person" means any individual, partnership, limited liability company, corporation, estate, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof

          "Purchase Price" means an aggregate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000).

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or similar interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Transition Services" means those short-term transition services provided by Seller to Buyer between the Effective Date and the Closing Date pursuant to the terms of a Transition Services Agreement.

     1.2  Other Definitional Provisions. Unless the context clearly requires
          -----------------------------
otherwise, references to the plural include the singular, to the singular include the plural, to the part include the whole and to the whole include the part. References to "Articles," "Sections," "Subsections," "Exhibits" and "Schedules" are to Articles, Sections, Subsections, Exhibits and Schedules of this Agreement unless otherwise specifically provided. All references to statutes and related regulations shall include any amendments of same and any successor statute or regulation. A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time. A reference to any Person includes its permitted successors and permitted assigns. The words "include," "includes," and "including" are not limiting. The words "herein," "hereof," "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.


                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

     2.1  Transfer of Assets. At the Closing, on the terms and conditions set
          ------------------
forth in this Agreement, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, the Acquired Assets, free and clear of all Liens. The sale, conveyance, assignment and transfer of the Acquired Assets by Seller to Buyer shall be effective as of 11:59, p.m. EST, on the Closing Date.

     2.2  Purchase Price and Payment. As payment for the Acquired Assets, (a)
          --------------------------
Buyer shall pay the Purchase Price to Seller as follows: (i) Buyer shall pay one-half of the Purchase Price to Seller on the earlier of (A) June 30, 2003, or
(B) the Closing Date, and (ii) Buyer shall pay one-half of the Purchase Price to Seller on the earlier of (A) the later of June 30, 2003, or as soon as the required consents and governmental approvals set forth in Section 5.1.1 are obtained, or (B) the Closing Date (such earlier date described in subsection
(ii) being referred to herein as the "Payment Date"), and (b) Buyer shall assume the Assumed Obligations on the Closing Date. Payment of the Purchase Price to Seller shall be made by Buyer in the manner and on the dates set forth above in lawful currency of the United States of America in immediately available funds by wire transfer to the account of Seller, designated by Seller in writing, even if the Closing has not occurred by such dates, but with respect to the second one-half of the Purchase Price referenced in subsection (ii) above, in no event prior to obtaining the required consents and governmental approvals set forth in
Section 5.1.1. Notwithstanding any other provision of this Agreement, if the Closing has not occurred and this Agreement is terminated by Buyer in accordance with Article VIII of this Agreement, or is terminated by Seller, other than a termination by Seller resulting from a material breach or violation by Buyer of this Agreement, Seller shall promptly (and in any event within three (3) business days of receipt of notice of such termination) return to Buyer each and every portion of the Purchase Price that has already been paid to Seller. If Seller fails to so return each and every such portion of the Purchase Price within such time period, Seller shall also pay to Buyer an amount equivalent to three times the interest on such unreturned portion of the Purchase Price accrued at the Prime Rate of interest, as announced from time to time by the Wall Street Journal.

     2.3  Assumption of Obligations. At and as of the Closing, Buyer shall
          -------------------------
assume the Assumed Obligations by execution and delivery of the Assignment and Assumption Agreement. Without limitation to the foregoing or to any provision of the Assignment and Assumption Agreement, Buyer shall assume, and agree to pay, perform and discharge, as the case may be, when due any and all Liabilities pertaining to the Acquired Assets, with dates of service or related to periods after the Closing Date. Buyer shall not assume any liabilities or obligations that arise out of acts or omissions of Seller or provision of health care benefits by Seller, in connection with the Acquired Assets, prior to 11:59 p.m., EST, on the Closing Date.

     2.4  Purchase Price Allocation. Seller and Buyer agree that the Purchase
          -------------------------
Price shall be allocated as mutually agreed upon in writing by Seller and Buyer in the future, and each agree to file Internal Revenue Service Form 8594 in accordance with such allocation of the Purchase Price.

     2.5  The Closing. The Closing shall take place at the offices of the Seller
          -----------
at 9:00 a.m., EST, on the first Business Day following the last of the following to occur: (a) satisfaction or waiver of all other conditions to close under Articles V and VI; (b) the day prior to the date on which Buyer is permitted pursuant to the required regulatory approvals to commence the offering of its services to Enrollees under the Medicaid Contract; or (c) at such other place, date or time as Seller and Buyer shall agree in writing. All sales, transfer, conveyances, assignments and assumptions contemplated by this Agreement shall be effective as of 11:59 p.m., EST, on the Closing Date.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller represents and warrants to Buyer as of the Effective Date, which representations and warranties are deemed made again as of the Closing Date, as follows:

     3.1  Organization and Authority. Seller is a corporation duly organized,
          --------------------------
validly existing and in good standing under the laws of the State of Michigan. Seller has full corporate power and authority to execute and deliver this Agreement and all other documents contemplated by this Agreement to which Seller is to be a party, and, subject to obtaining the consents and approvals contemplated under Section 5.1.1 below, to consummate the transactions contemplated by this Agreement, including the Acquisition. The execution, delivery and performance by Seller of this Agreement and each other document contemplated by this Agreement to which Seller is to be a party have been duly authorized and approved by the Board of Directors of Seller. Assuming due execution and delivery by Buyer, this Agreement is, and the other documents to be delivered by Seller at Closing will be, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws (including, without limitation, any application of common law or equity) and judicial decisions affecting the enforcement of creditors' rights generally.

     3.2  True and Complete Copies. Seller has made available for inspection by
          ------------------------
Buyer true and complete originals or copies of the Acquired Assets.

     3.3  Liens. Acquired Assets transferred by Seller shall be transferred free
          -----
and clear of all Liens.

     3.4  Approvals and Consents. Except for the approvals of the Department of
          ----------------------
Management and Budget State Purchasing Director, the State of Michigan Attorney General, DCH and OFIS (each as required by Law), no permit, consent, approval or authorization of, or declaration or notice to, or report of filing with, any Governmental Authority is required in connection with the execution delivery or performance by Seller of this Agreement. The execution, delivery and performance by Seller of this Agreement does not conflict with, accelerate any amount owed under, result in termination of, result in any breach or violation of any other terms, conditions or provisions of, constitute a default under or result in the creation of any lien upon ,the Acquired Assets.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer represents and warrants to Seller as of the Effective Date, which representations and warranties are deemed made again as of the Closing Date, as follows:

     4.1  Organization and Authority. Buyer is a corporation duly organized,
          --------------------------
validly existing and in good standing under the laws of the State of Michigan. Buyer has full corporate power and authority to execute and deliver this Agreement and all other documents contemplated by this Agreement to which Buyer is to be a party, and, subject to obtaining the consents and approvals contemplated under Section 5.1.1 below to consummate the transactions contemplated by this Agreement, including the Acquisition. The execution, delivery and performance by Buyer of this Agreement and each other document contemplated by this Agreement to which Buyer is to be a party have been duly authorized and approved by the Board of Directors of Buyer. Assuming due execution and delivery by Seller, this Agreement is, and the other documents to be delivered at Closing will be, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws (including, without limitation, any application of common law or equity) and judicial decisions affecting the enforcement of creditors' rights generally.

     4.2  Approvals and Consents. Except for the approvals of the Department of
          ----------------------
Management and Budget State Purchasing Director, the State of Michigan Attorney General DCH and OFIS (each as required by Law), no permit, consent, approval or authorization of, or declaration or notice to, or report or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by Buyer of this Agreement. The execution, delivery and performance by Buyer of this Agreement does not conflict with, accelerate any amount owed under, result in the termination of, result in any breach or violation of any other terms, conditions or provisions of, constitute a default under or result in the creation of any Lien upon, any of Buyer's assets under any charter document, contract, instrument or Law to which Buyer is a party or by which Buyer or any of its assets is bound.

     4.3  Brokers and Finders. Buyer is not responsible for a broker's, finder's
          -------------------
or investment banker's fee or other like payment in connection with the transactions contemplated by this Agreement.

     4.4   Financial Capacity. Buyer has the financial capacity to enable it to
           ------------------
consummate the transactions contemplated by this Agreement within the applicable time limitations set forth herein and Buyer satisfies all applicable State of Michigan risk based capital requirements.

     4.5   No Other Representations. Except for the representations and
           ------------------------
warranties specifically and expressly set forth in Article 3 of this Agreement, Buyer acknowledges that neither Seller nor any other person or entity acting on behalf of Seller, makes or has made any other express or implied representation or warranty to Buyer (including, without limitation, implied warranties of merchantability and fitness for a particular purposes) related to Seller, the Acquired Assets or the Medicaid Business or as to the accuracy or completeness of any information regarding Seller, the Acquired Assets or the Medicaid Business or any other matter, each such express or implied warranty being specifically disclaimed by Seller.


                                   ARTICLE V

                               CLOSING CONDITIONS
                               ------------------

     5.1   Conditions to the Obligations of the Parties: The obligation of the
           --------------------------------------------
Parties to complete the Acquisition is subject to the fulfillment, at or before the Closing of each of the following conditions, any of which may be waived in writing by the Parties:

     5.1.1 Consents and Governmental Approvals. The consents, approvals and
           -----------------------------------
waivers from third parties and Governmental Authorities necessary to permit the Seller to transfer the Acquired Assets to Buyer as contemplated hereby, including, without limitation, the Department of Management and Budget State Purchasing Director, State of Michigan Attorney General, DCH and OFIS (each as required by Law), shall have been obtained by the Parties, in form and substance reasonably satisfactory to the Parties. For purposes of this Agreement, the following activity shall not be deemed a necessary or required consent and/or approval: (a) DCH assignment of Enrollees to Buyer or its Affiliates, (b) DCH transfer of Enrollees to Buyer or its Affiliates, or (c) the Enrollees' affirmative selection to receive services from Buyer or its Affiliates.

     5.1.2 Assignment and Assumption Agreement. Parties shall have duly executed
           -----------------------------------
an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement"), in the form attached to this Agreement as Exhibit A.

     5.2   Conditions to the Obligations of Buyer
           --------------------------------------

     The obligation of Buyer to complete the Acquisition is subject to the fulfillment and satisfaction, at or before the Closing, of each of the following conditions, any of which may be waived in writing by Buyer:

     5.2.1 Representations and Warranties True at Closing. The representations
           ----------------------------------------------
and warranties of Seller contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

     5.2.2 Obligations Performed by Seller. All of the obligations of Seller to
           -------------------------------
be performed at or before the Closing under this Agreement shall have been performed in all material respects.

     5.2.3 No Action to Prevent Completion. No court or other Governmental
           -------------------------------
Authority shall have entered an order which then shall be in effect to restrain or prohibit the capacity to consummate the transactions contemplated by this Agreement, including the Acquisition.

     5.2.4 Certificate. Buyer shall have received certificates from Seller,
           -----------
dated the Closing Date, to the effect that the conditions in Section 6.1 have been satisfied or waived and that all of the representations and warranties of Seller contained in Article III are true in all material respects as of the Closing Date.

     5.3   Conditions to the Obligations of Seller
           ---------------------------------------

     The obligation of Seller to complete the Acquisition is subject to the fulfillment and satisfaction, at or before the Closing, of each of the following conditions, any of which may be waived in writing by Seller:

     5.3.1 Payment of Purchase Price. Buyer shall have paid to Seller the
           -------------------------
Purchase Price in accordance with Section 2.2.

     5.3.2 Representations and Warranties True at Closing. The representations
           ----------------------------------------------
and warranties of Buyer contained in this Agreement shall be true in all material respects as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

     5.3.3 Obligations Performed by Buyer. All the obligations of Buyer to be
           ------------------------------
performed at or before the Closing under this Agreement shall have been performed in all material respects.

     5.3.4 No Action to Prevent Completion. No court or other Governmental
           -------------------------------
Authority shall have entered an order which then shall be in effect to restrain or prohibit the capacity to consummate the transactions contemplated by this Agreement, including the Acquisition.

     5.3.5 Certificate. Seller shall have received a certificate from Buyer,
           -----------
dated the Closing Date, to the effect that the conditions in Article V have been satisfied or waived and that all of the representations and warranties of Buyer contained in Article IV are true in all material respects as of the Closing Date.


                                   ARTICLE VI

                     PRE-CLOSING AND POST-CLOSING COVENANTS
                     --------------------------------------

     6.1  Conduct of Business Before Closing. Between the Effective Date and the
          ----------------------------------
Closing Date, except as otherwise consented to by Buyer in writing or (i) as expressly required or permitted by this Agreement, or (ii) as required or contemplated by applicable Laws, Seller shall operate its Business as it pertains to the Acquired Assets in accordance with past practice, in all material respects.

     6.2  Transition Services Agreement. On the Effective Date, the Parties
          -----------------------------
shall execute the Transition Services Agreement attached hereto as Exhibit B
                                                                   ---------
(the "Transition Services Agreement").


                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS
                              ---------------------

     7.1  Hiring of Certain Employees.
          ---------------------------

          (a) After the expiration or earlier termination by mutual consent of the Transition Services Agreement, Buyer may offer and subsequently employ, as Buyer deems necessary in its sole discretion, certain of Seller's employees (the "Hired Employees"), provided that Buyer shall have no liability for termination, severance benefits, disability payments, workman's compensation benefits or any other payments on account of or relating to the employment of any Hired Employees with respect to any period before the Closing Date. Buyer shall deliver to Seller a list of the Hired Employees at least ten (10) days prior to the Closing Date. Notwithstanding the foregoing, if Seller terminates any employee(s) and Buyer or one of its affiliates subsequently employs such employee(s) within six (6) months of the Closing Date, Buyer shall reimburse Seller for all severance benefits paid by Seller in connection with the termination of such employee(s).

          (b) Buyer acknowledges and agrees that any decisions to hire or not to hire any employee of Seller is a decision of Buyer. Buyer agrees that it will not violate any applicable employment or discrimination Laws and that Buyer has sole liability for its actions and decisions with respect to the selection or non-selection of Hired Employees for employment by Buyer. Buyer shall be liable for any violations by Buyer of applicable employment or discrimination Laws.

          (c) The parties agree that any Hired Employee hired by Buyer will be employed by Buyer subject to Seller's right to enforce the terms of any confidentiality agreement, non-disclosure agreement or similar agreement between Seller and any such Hired Employee.

          (d) Subject to its obligations under the Transition Services Agreement, Seller may at any time terminate any of Seller's employees. The right of Buyer to offer employment to such employees shall not in any way limit Seller's right to terminate such employees, and Seller shall be under no obligation to assist Buyer with any efforts to solicit or employ any employees or have any Liability for any failure of any such efforts.

     7.2  Consents And Efforts. As soon as practicable after execution of this
          --------------------
Agreement, Seller and Buyer shall cooperate to take all reasonable action required to timely obtain all consents, approvals and agreements of, and to give all notices and make all filings with, any third parties and Governmental Authorities necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of all of the Acquired Assets, including, without limitation, the Department of Management and Budget State Purchasing Director, the State of Michigan Attorney General, DCH and OFIS (each as required by Law). In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use commercially reasonable efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby as soon as is reasonably possible, including, without limitation, negotiating in good faith to achieve agreement regarding any deletions or modifications required by Governmental Authorities. Moreover, the Parties shall use commercially reasonable efforts to cause all the conditions in Article V hereof to be satisfied.

     7.3  MESC Disclosures. Seller has delivered to Buyer at least two (2) days
          ----------------
before the execution of this Agreement all information required by Section 15(g) of the Michigan Employment Security Act (MCLA Section 421.15(g)).


                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

     8.1  Mutual. This Agreement may be terminated at any time before the
          ------
Closing by a written agreement to that effect signed by Seller and Buyer.

     8.2  Unilateral. This Agreement may be terminated by means of written
          ----------
notice given by either party (i) upon receipt of written notification of a final decision of any Governmental Authority whose consent or approval is necessary for the lawful consummation of the Acquisition that the Governmental Authority will not approve or consent to the Acquisition or (ii) if the Closing has not occurred on or before December 31, 2003. Any termination of this Agreement pursuant to this Section 8.2 by Seller or Buyer shall be without prejudice to the rights of the other party with respect to any breach of this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

     9.1  Expenses. Buyer and Seller shall each pay their own costs and expenses
          --------
relating to this Agreement, the negotiations leading up to this Agreement and the performance of this Agreement.

     9.2  Notices. All notices, requests, demands and other communications made
          -------
in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt, if personally delivered or if delivered by overnight courier or received by facsimile (which facsimile shall be followed by a mailed original), or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

If to Seller:                           Community Care of Michigan
-------------                           1945 Boston, S.E.
                                        Grand Rapids, MI 49506
                                        Attn.: Robert M. Smedes
                                        Fax: (616) 252-7307

With a copy to:                         Varnum, Riddering, Schmidt & Howlett LLP
--------------                          Bridgewater Place
                                        P.O. Box 352
                                        Grand Rapids, MI  49501-0352
                                        Attn.:  Peter G. Roth
                                        Fax:  (616) 336-7000

If to Buyer:                            Molina Healthcare of Michigan, Inc.
-----------                             100 West Big Beaver, Suite 600
                                        Troy, MI 48084
                                        Attn: Roman Kulich
                                        Facsimile: (248) 925-1719

With a copy to:                         Molina Healthcare, Inc.
---------------                         One Golden Shore Drive
                                        Long Beach, CA 90803
                                        Attn: John Molina
                                        Facsimile: (562) 495-7770

                                        Molina Healthcare, Inc.
                                        2277 Fair Oaks Boulevard, Suite 440
                                        Sacramento, California 95825
                                        Attn: Mark L. Andrews
                                        Facsimile: (916) 646-4572

or to such other persons or addresses as a party may specify in a notice given in accordance with this Section.

     9.3  Entire Agreement. This Agreement, including the exhibits and schedules
          ----------------
attached or to be attached hereto prior to the Closing, the other documents, instruments and agreements executed in connection herewith, contain all the terms and conditions agreed upon by the parties relating to its subject matter, represents the final, complete and exclusive statement of the parties respecting that subject matter, and supersedes any and all prior or contemporaneous agreements, negotiations, correspondence, understandings and communications between or among the parties or their Affiliates respecting that subject matter.

     9.4  Amendment. This Agreement may be amended only by a writing signed by
          ---------
Buyer and Seller.

     9.5  Assignment. Neither party may assign or delegate any rights or
          ----------
obligations set forth in this Agreement without the prior written consent of the other party; provided, that Buyer shall have the right to assign its rights and delegate its obligations, without relieving itself of any obligations hereunder, to one or more Affiliates which shall take title to the Acquired Assets.

     9.6  Prorations.
          ----------

          (a) In the event that Seller is required, under the terms of any contract constituting an Acquired Asset, to make any payment prior to the Closing Date that applies, in whole or in part, to a period following the Closing Date, the parties shall prorate such expense as of the Closing Date and Buyer shall reimburse Seller at Closing for the portion of such expense relating to the period on or after the Closing Date. The prorations shall be based on the number of days elapsed during the relevant period. Without limitation to any other provision in this Agreement, any refunds, credits, rebates, claims, causes of action, rights, proceeds, cash, property or other items to the extent earned during or related to any period of time on or prior to the Closing Date, even if after the Payment Date, shall be solely the property of Seller, and to the extent any such items are received by Buyer, Buyer shall promptly transfer such items to Seller.

          (b) If the amount of the Closing Date Revenue (as defined below) is greater or less than the amount of the Payment Date Revenue (as defined below), and such deviation (the "Deviation") is greater than twenty percent (20%), the
                                        ------------
Purchase Price shall be adjusted after the Closing as follows: (i) if the Deviation is a decrease of more than twenty percent (20%), the Purchase Price shall be reduced by a percentage equal to the percentage of the decrease in
                                                                         --
excess of twenty percent (20%), and (ii) if the Deviation is an increase of more
---------
than twenty percent (20%), the Purchase Price shall be increased by a percentage equal to the percentage of the increase in excess of twenty percent (20%).
                                        ---------

          Any Deviation that does not exceed twenty percent (20%) shall be ignored and shall not result in any adjustment to the Purchase Price.

          The term "Closing Date Revenue" shall mean the amount resulting from the following calculation: (A) the number of Transferred Enrollees (as defined below), multiplied by (B) the per-member-per-month (PMPM), including any
        -------------
adjustments for QAAP, payment amount to be paid by the State of Michigan for each enrollee under the Medicaid Contract on the first payment date after the Closing Date.

          The term "Payment Date Revenue" shall mean the amount resulting from the following calculation: (A) the number of Enrollees on the Payment Date, plus all Enrollees of the Seller who between the date of this Agreement and the Payment Date are assigned to or select to receive health benefits from the Buyer or any of its Affiliates, multiplied by (B) the per-member-per-month (PMPM),
                          -------------
including any adjustment for

QAAP, payment amount paid by the State of Michigan to Seller for each Enrollee on the first payment date after the Payment Date.

          The term "Transferred Enrollees" shall mean the sum of both (x) all those beneficiaries enrolled in the State of Michigan Medicaid Program, who prior to the Closing Date were Enrollees of the Seller and who have been assigned to or selected to receive health benefits from the Buyer or any of its Affiliates pursuant to the Medicaid Contract as of the day after the Closing Date, and (y) all Enrollees who, between the date of this Agreement and the day after the Closing Date, are assigned to or select to receive health benefits from Buyer or any of its Affiliates.

          Buyer shall at all times use all best faith efforts to cause as many Enrollees as possible to be deemed to be Transferred Enrollees, and a failure to do so shall result in there being no decrease in the Purchase Price regardless of any Deviation. Seller shall at all times use all best faith efforts to cause as many Enrollees as possible to be deemed to be Transferred Enrollees, and a failure to do so shall result in there being no increase in the Purchase Price regardless of any Deviation.

          The terms of this Section 9.6(b) shall only apply if the Payment Date is a date that is earlier than the Closing Date, and if the Payment Date is not a date that is earlier than the Closing Date this Section 9.6(b) shall have no effect and shall be null and void. If either party believes that there should be an adjustment to the Purchase Price pursuant to this Section 9.6(b), it shall provide the other party with written notice of a claim for such an adjustment within ten (10) Business Days of the Closing Date, and such notice shall include the amount of the proposed adjustment and reasonable supporting documentation. If such a notice is not given by either party within such ten (10) Business Day period, there shall not be any adjustment to the Purchase Price. If such a notice is given by a party within such ten (10) Business Day period, the parties shall attempt in good faith to mutually agree in writing on the amount of the adjustment to the Purchase Price. If the parties cannot so agree within thirty
(30) days of the Closing Date, either party may elect to pursue a resolution of this issue pursuant to the dispute resolution mechanism set forth in Section 9.14.

     If there is any adjustment to the Purchase Price pursuant to this Section 9.6(b):
     (i) Buyer shall pay Seller the amount of any increase in the Purchase Price, or
     (ii) Seller shall pay Buyer the amount of any decrease in the Purchase
     Price,

without interest, by wire transfer, not more than five (5) Business Days following the final determination of the amount of the adjustment, either through the parties' written agreement or the dispute resolution mechanism set forth in Section 9.14.

          Prior to the final determination of any adjustment to the Purchase Price, each party shall (upon request) provide the other party with reasonable access (subject to such other party agreeing to reasonable confidentiality obligations) to such information as is reasonably necessary to determine whether the application of this Section 9.6(b) results in an adjustment to the Purchase Price.

     9.7  Governing Law; Jurisdiction. This Agreement shall be governed by and
          ---------------------------
be construed in accordance with the laws of the State of Michigan.

     9.8  Counterparts. This Agreement may be signed in counterparts which
          ------------
together shall constitute one instrument.

     9.9  Enforcement. If any portion of this Agreement shall be determined to
          -----------
be invalid or unenforceable, it shall be modified rather than voided, if possible, in order to carry out the intent of this Agreement. In any event, the remainder of this Agreement shall be valid and enforceable to the fullest extent possible.

     9.10 No Third Party Beneficiaries. This Agreement is for the sole benefit
          ----------------------------
of Buyer and Seller and is not for the benefit of any third party. Nothing contained in this Agreement is intended to relieve or discharge the obligations or liability of any third party to of Seller or Buyer, nor shall this Agreement give any third party any right of subrogation or action over or against of Seller or Buyer.

     9.11 Further Assurances and Records. From time to time after the Closing,
          ------------------------------
Buyer or Seller, at the request of the other and without further consideration, shall sign and deliver or cause to be signed and delivered such other instruments of transfer and take such other actions as reasonably may be requested by the other in order further to effectuate the consummation of the Acquisition. In addition, Buyer and Seller acknowledge that there may be occasions in the future when a Party or Affiliates of a Party may need access to certain documentation of the other, including, without limitation, Books and Records, in order to prepare financial statements, tax returns or other reports to third parties, or in order to facilitate audits or legal proceedings, comply with Laws or Governmental Authorizations or otherwise conduct its affairs in a proper manner. Accordingly, each Party shall (subject to applicable Laws and subject to the other Party executing a reasonable confidentiality agreement) provide the other Party with reasonable access to such documentation, to the extent necessary.

     9.12 Books, and Records. Seller agrees that it or its parent company shall
          ------------------
maintain its Books and Records for five (5) years after the Closing Date.

     9.13 Time is of the Essence. Time is of the essence with regard to the
          ----------------------
consummation of the transactions contemplated by this Agreement, and the parties shall use their commercially reasonable best efforts to satisfy all obligations imposed upon such parties under this Agreement in a timely fashion.

     9.14 Arbitration. All claims and controversies arising out of or in
          -----------
connection with this Agreement shall be subject to binding arbitration by a single arbitrator in accordance with commercial arbitration rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction hereof. The prevailing party in any arbitration proceeding hereunder as determined by the arbitrator shall be entitled to recover reasonable attorney's fees and costs. Nothing herein shall prohibit a party from seeking equitable relief in a court of law to maintain the status quo while an arbitration is pending hereunder. Any arbitration must be initiated within one year after the controversy or claim arose and was discovered or should have been discovered with reasonable diligence or such claim shall be deemed waived. The parties shall not be entitled to punitive damages. Arbitration shall take place in Grand Rapids, Michigan. Any and all actions brought in court, whether for equitable relief or to enforce an arbitration decision or otherwise, concerning any dispute arising hereunder shall be filed and maintained in the Circuit Court of Kent County, Michigan or the federal district court for the Western District of Michigan. The parties specifically consent and submit to the exclusive jurisdiction and venue of such state or federal court.

     9.15 No Set-Off. All payment obligations hereunder shall be absolute,
          ----------
unconditional and irrevocable and shall not be affected by any circumstance of any character whatsoever, including without limitation, any set-off, abatement, counterclaim, suspension, recoupment, reduction, rescission, defense or other right any party hereto may have against any other party hereto, or any other reason whatsoever.

     9.16 Public Announcements. Any public announcement or similar publicity
          --------------------
with respect to this Agreement will be issued, if at all, at such time and in such manner as the Parties mutually determine, except for such public announcements as may be required by applicable law. The Parties will consult with each other concerning the means by which the customers, suppliers, and others having dealings with the Medicaid Business will be informed of this Agreement.

     9.17 Indemnity. Seller shall indemnify, defend and hold harmless Buyer and
          ---------
its Affiliates from and against any and all actual damages, including reasonable attorney's fees and costs, incurred by Buyer for any and all claims that arise out of acts or omissions of Seller that occurred on or before Closing Date.

     9.18 Waivers. The failure of a party hereto at any time or times to require
          -------
performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach of any other term, covenant, representation or warranty.

     9.19 Captions. The Table of Contents and the titles of the Articles and
          --------
Sections of this Agreement are for convenience only and shall not be construed as limiting, defining or affecting the substantive terms of this Agreement.

     9.20 Effective Date. This Agreement shall become effective immediately upon
          --------------
signing.

     9.21 Confidentiality. Any Confidentiality Agreement previously entered into
          ---------------
between Seller and Buyer shall remain in full force and effect and is incorporated herein by this reference. Without limitation and in addition to the foregoing, Buyer agrees that it will not use (except to evaluate the transactions contemplated by this Agreement), communicate or disclose orally or in writing to any person, either directly or indirectly, under any circumstances without the prior written consent of Seller any Confidential Information (as defined in this Section 9.21). For purposes of this Agreement, the phrase

"Confidential Information" shall mean (a) any and all information, data, studies, forecasts, compilations, reports, interpretations, records, statements, documents and notes, whether oral, written or electronic (e.g., computer files, e-mail, etc.), related to Seller or any of Seller's Affiliates, the Medicaid Business, the Acquired Assets or any of Seller's or any of its Affiliates' other assets or business operations, and all copies thereof (collectively, "Items"), and provided to Buyer by Seller or any of its agents, representatives or advisors, (b) all such Items, and all copies thereof, based upon Items provided to Buyer by Seller or any of its agents, representatives or advisors, regardless of who prepared such Items, and (c) the fact that the parties are considering the Acquisition or have executed this Agreement; provided, however, that an Item shall be deemed to not be Confidential Information if such Item is or subsequently comes within the public domain, without any fault of or violation of this Agreement or any other duty of confidentiality by Buyer, and without any violation of a duty of confidentiality by a third party.

     9.22 Closing Conclusive Evidence. The consummation of the Acquisition by
          ---------------------------
the execution and delivery by and between the parties to this Agreement, the Assignment and Assumption Agreement and related closing documents and the payment of the Purchase Price shall be conclusive evidence that the conditions set forth in Article V have been fulfilled.

     9.23 No Survival of Representations and Warranties. The representations and
          ---------------------------------------------
warranties of Seller in Article III and of Buyer in Article IV shall not survive the Closing.




                             SIGNATURES ON NEXT PAGE

     IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed as of the date that appears in its first paragraph.

                                               COMMUNITY CARE PLAN

SELLER:

                                               By: /s/  Keith Sherwood
                                                   ------------------------
                                                   President/CEO

BUYER:                                         MOLINA HEALTHCARE OF
                                               MICHIGAN, INC.

                                               By: /s/
                                                   ------------------------
                                               Name: J. Mario Molina
                                               Title: Chairman of the Board

#822528 v.19